As filed with the Securities and Exchange Commission on August 21, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ACTIONPOINT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0104275 (I.R.S. Employer Identification No.)

1299 Parkmoor Avenue

San Jose, California 95126

(Address of principal executive offices including Zip Code)

ACTIONPOINT, INC.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

1998 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Stephen Francis

President and Chief Executive Officer

ACTIONPOINT, INC.

1299 Parkmoor Avenue

San Jose, California 95126

(Name and address of agent for service)

(408) 325-3800

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

                                                      Proposed     Proposed
                                                      Maximum       Maximum
                                         Amount       Offering    Aggregate     Amount of
Title of Securities                      to be       Price per     Offering   Registration
 to be Registered                     Registered     Share (2)     Price (2)        Fee
------------------------------------ ------------  ------------  -----------  ------------

1993 Stock Option/Stock Issuance Plan
------------------------------------
  Common Stock (par value $.01)          150,000         $1.87     $280,500        $70.13

1998 Employee Stock Purchase Plan
------------------------------------
  Common Stock (par value $.01)          100,000         $1.87     $187,000        $46.75

(1) Pursuant to Section 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan and the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of ActionPoint, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of ActionPoint, Inc. as reported on the Nasdaq National Market on August 17, 2001.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

ActionPoint, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    The Registrant's Current Reports on Form 8-K for events occurring May 17, 2001 and June 4, 2001, as filed with the SEC on June 4, 2001 and June 15, 2001 respectively;

    The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC on April 2, 2001;

    The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, as filed with the SEC on May 10, 2001;

    The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, as filed with the SEC on August 14, 2001;

    The Registrant's registration statement No. 0-22292 on Form 8-A filed with the SEC on August 23, 1993, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

    Amendment Number 1 to the Registrant's registration statement No. 0-22292 on Form 8-A filed with the SEC on September 7, 1993, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit
Number      Exhibit
---------   --------------------------------------------------------------

4           Instruments Defining Rights of Stockholders. Reference is made to Registrant's registration statement No. 0-22922 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d of this registration statement.

5           Opinion and consent of Gunderson Dettmer Stough Villeneuve
            Franklin & Hachigian, LLP.

23.1        Consent of Independent Accountants - PricewaterhouseCoopers LL

23.2        Consent of Gunderson Dettmer Stough Villeneuve
            Franklin & Hachigian, LLP is contained in Exhibit 5

24          Power of Attorney. Reference is made to page II-5
            of this registration statement.

Item 9. Undertakings

  The undersigned Registrant hereby undertakes:

    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1993 Stock Option/Stock Issuance Plan and the 1998 Employee Stock Purchase Plan.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
  Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 21st day of August, 2001.

ACTIONPOINT, INC.

By: /s/ Stephen Francis

Stephen Francis

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of ActionPoint, Inc., a Delaware corporation, do hereby constitute and appoint Stephen Francis and John Finegan, and either of them, the lawful attorneys-in- fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                            Date
------------------------------  ------------------------------   ---------------

Kimra Hawley                    Chairman of the Board

   \s\Stephen Francis                                            August 21, 2001
Stephen Francis                 President, Chief Executive
                                Officer and Director
                                (Principal Executive Officer)

   \s\John Finegan                                               August 21, 2001
John Finegan                    Vice President of Finance
                                and Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer

Thomas van Overbeek             Director

   \s\Bruce Silver                                               August 21, 2001
Bruce Silver                    Director

   \s\Patrick Edsell                                             August 21, 2001
Patrick Edsell                  Director

   \s\Daniel Tompkins                                            August 21, 2001
Daniel Tompkins                 Director

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

ACTIONPOINT, INC.

EXHIBIT INDEX

Exhibit
Number      Exhibit
---------   --------------------------------------------------------------

4           Instruments Defining Rights of Stockholders. Reference is made to Registrant's registration statement No. 0-22922 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d of this registration statement.

5           Opinion and consent of Gunderson Dettmer Stough Villeneuve
            Franklin & Hachigian, LLP.

23.1        Consent of Independent Accountants - PricewaterhouseCoopers LL

23.2        Consent of Gunderson Dettmer Stough Villeneuve
            Franklin & Hachigian, LLP is contained in Exhibit 5

24          Power of Attorney. Reference is made to page II-5
            of this registration statement.

EXHIBIT 5

August 20, 2001

ActionPoint, Inc.

1299 Parkmoor Avenue

San Jose, California 95126

Re: ActionPoint, Inc. Registration Statement for Offering of 250,000 Shares of Common Stock

Ladies and Gentlemen:

We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 100,000 shares of Common Stock under the 1998 Employee Stock Purchase Plan and 150,000 shares of Common Stock under the 1993 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1998 Employee Stock Purchase Plan and the 1993 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2001 relating to the consolidated financial statements and financial statement schedule of ActionPoint, Inc., which appears in ActionPoint, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterHouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

August 20, 2001